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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004

NITROMED, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50439 (Commission File Number)	22-3159793 (IRS Employer Identification No.)
125 Spring Street, Lexington, Massachusetts 02421 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (781) 266-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        On November 5, 2004, NitroMed, Inc. (the "Registrant") entered into an agreement with Publicis Selling Solutions, Inc. ("Publicis"), pursuant to which Publicis, a contract sales organization, will recruit, hire, train and employ a specialty sales force of approximately 175 to 200 sales representatives (the "Publicis Agreement"). This sales force will focus exclusively on selling BiDil, subject to the Registrant's obtaining FDA approval for the sale of BiDil, to the Registrant's target prescriber markets.

        Under the terms of the Publicis Agreement, if Publicis hires a sales force of 200 representatives, the Registrant will be required to make payments to Publicis of up to a maximum of $31.6 million in the first year of the agreement and up to a maximum of $33.1 million in the second year of the agreement.

        The foregoing description is qualified in its entirety by reference to the Publicis Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

        On November 8, 2004, the Registrant and Merck Frosst Canada & Co. ("Merck") entered into a letter agreement terminating the Research, Collaboration and License Agreement (the "Merck Agreement"), dated as of December 12, 2002, between the Registrant and Merck (the "Termination Agreement").

        Under the Merck Agreement, the Registrant had established a collaboration with Merck to jointly develop pharmaceutical products containing nitric oxide-enhancing COX-2 inhibitors. Through September 30, 2004, the Registrant had received from Merck a $10.0 million up-front license fee, $10 million in milestone payments and $5.4 million in research and development payments.

        On September 30, 2004, Merck voluntarily withdrew its COX-2 inhibitor Vioxx from worldwide markets and halted the phase II trial of the Registrant's lead candidate in nitric oxide-enhancing COX-2 inhibitors. Pursuant to the Termination Agreement, Merck will pay the Registrant a lump sum of $1.8 million, representing the full amount of research funding owed to the Registrant for 2005. However, Merck will not be required to provide the Registrant with any further funding. The Termination Agreement provides that the Registrant will retain all rights to its technology in the field of nitric oxide-enhancing COX-2 inhibitors. The Registrant intends to evaluate the continued development of this technology in collaboration with other potential partners.

        The foregoing description is qualified in its entirety by reference to the Termination Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition

        On November 8, 2004, the Registrant will announce its financial results for the quarter ended September 30, 2004. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K.

        The information in this Item 2.02 of this Form 8-K and the related Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

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Item 8.01. Other Events

        On November 8, 2004, the Registrant and the Association of Black Cardiologists ("ABC") announced the results from the African American Heart Failure Trial ("A-HeFT"), a clinical trial co-sponsored by the Registrant and ABC. The results, which are being presented on November 8, 2004 during the American Heart Association's Scientific Sessions, indicate that African American patients with heart failure experienced a 43 percent improvement in survival after taking BiDil, the nitric-oxide enhancing, fixed-dose combination of isosorbide dinitrate (I) and hydralazine (H), in addition to standard heart failure therapy, as compared with patients in the study receiving standard heart failure therapy plus a placebo. A 10.2 percent death rate was shown in the placebo group compared to 6.2 percent of patients in the fixed-dose I/H group. Trial results also confirm a 33 percent reduction in first hospitalization for heart failure and an improvement in the quality of life for African American heart failure patients taking the fixed dose I/H therapy.

        A-HeFT is the first study conducted in an all African American heart failure population. The Registrant submitted the clinical data from A-HeFT to the FDA on November 1, 2004 and expects to file an amended new drug application for BiDil with the FDA by the end of 2004.

        The full text of this press release is filed herewith as Exhibit 99.4.

Item 9.01. Financial Statements and Exhibits

  (c)
  Exhibits

    See exhibit index attached hereto.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.
Date: November 8, 2004	By:	/s/ JAMES G. HAM III James G. Ham III Vice President of Finance and Principal Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1†	Professional Detailing Services Agreement, dated as of November 4, 2004, by and between the Registrant and Publicis Selling Solutions, Inc.
99.2	Letter Agreement, dated November 8, 2004, between the Registrant and Merck Frosst Canada & Co.
99.3	Press Release entitled "Nitromed Reports Financial Results for the Third Quarter 2004", issued November 8, 2004.
99.4	Press Release entitled "First Heart Failure Study in African Americans shows 43% Improvement in Survival", issued November 8, 2004.

†
Confidential treatment requested as to certain portions, which portions have been filed separately with the Securities and Exchange Commission.

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  Item 1.01. Entry into a Material Definitive Agreement
  Item 1.02. Termination of a Material Definitive Agreement
  Item 2.02. Results of Operations and Financial Condition
  Item 8.01. Other Events
  Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX